UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.   20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 25, 2007


                       Knight Energy Corp.
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)



          Maryland             000-52470        87-0583192
 ---------------------------  -----------      -------------
(State or other jurisdiction  (Commission      (IRS Employer
     of incorporation)        File Number)   Identification No.)



      400 Hampton View Court, Alpharetta, Georgia     30004
      ------------------------------------------------------
     (Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code (770) 777-6795
                                                   --------------

                               N/A
   -----------------------------------------------------------
  (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[  ]   Written  communications pursuant to Rule  425 under the
        Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule  14a-12 under the
        Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b)
       under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c)
       under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     To the extent appropriate, the information set forth in Item
5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.03 Material Modifications to Rights of Security Holders.

     To the extent appropriate, the information set forth in Item
5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

     On April 25, 2007, as previously consented to in writing by stockholders holding a majority of the voting power of the outstanding shares of common stock of Knight Energy Corp., a
Nevada corporation ("Knight Nevada"), Knight Nevada filed an Amendment to its Articles of Incorporation (the "Amendment") with the Secretary of State of the State of Nevada, pursuant to which the Knight Nevada's authorized capital was increased to 550,000,000 shares, consisting of 50,000,000 shares of preferred stock, par value $0.0001 per share, and 500,000,000 shares of common stock, par value $0.0001 per share. The Amendment was filed effective immediately. The text of the Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K.

     Effective April 30, 2007, Knight Nevada completed its reincorporation in the State of Maryland (the "Reincorporation") by merging with and into its wholly-owned subsidiary, Knight Energy Corp., a Maryland corporation ("Knight Maryland"). The Reincorporation was effected pursuant to an Agreement and Plan of Merger, dated April 25, 2007 between Knight Nevada and Knight Maryland (the "Merger Agreement"), a copy of which is filed as
Exhibit 2.1 to this Current Report on Form 8-K.

     Pursuant to the terms of the Merger Agreement, (i) Knight Nevada merged with and into Knight Maryland, with Knight Maryland being the surviving corporation; (ii) Knight Nevada's shares of common and preferred stock, options, warrants, purchase rights, units or other securities (the "Securities") issued and outstanding were converted into the same number of Knight Maryland Securities with the same rights, powers and privileges;
(iii) Knight Nevada's existing Board of Directors and officers became the Board of Directors and officers of Knight Maryland; and (iv) the Articles of Incorporation and Bylaws of Knight Maryland are now the articles of incorporation and the bylaws of the surviving corporation. The Reincorporation will not result in any change in the OTC Pink Sheets listing, CUSIP number, business, assets or liabilities, will not cause the corporate headquarters to be moved, will not result in any relocation of management or other employees, and does not dilute or otherwise affect the equity interest of the stockholders.

     As a result of the Reincorporation, (i) each outstanding share of Knight Nevada common stock, par value $0.0001, was automatically converted into one share of Knight Maryland common stock, par value $0.0001; and (ii) all options and other rights to acquire Knight Nevada's common stock outstanding immediately before the Reincorporation were also automatically converted into options and rights to acquire the same number of shares of Knight Maryland's common stock, with the same terms and conditions. Each outstanding certificate representing shares of Knight Nevada common stock is deemed, without any action by the stockholders, to represent the same number of shares of Knight Maryland common stock. Stockholders will not have to exchange share certificates or do anything to continue their present ownership as a result of the Reincorporation.

     Prior to April 30, 2007, Knight Nevada's corporate affairs were governed by the corporate law of the State of Nevada. The rights of its shareholders were subject to its Articles of Incorporation and its Bylaws. As a result of the Reincorporation, holders of Knight Nevada common stock are now holders of Knight Maryland common stock, and their rights as holders are governed by the General Corporation Law of Maryland and the Articles of Incorporation and Bylaws of Knight Maryland. Copies of the Articles of Incorporation and Bylaws of Knight Maryland are filed as Exhibit 3.2 and Exhibit 3.3, respectively, to this Current Report on Form 8-K. The modifications made to the Articles of Incorporation and the Bylaws of Knight Maryland, as compared to those of Knight Nevada, were basically changes necessary to comply with Maryland law.

Item 9.01.  Financial Statements and Exhibits.
            ---------------------------------

 (d) Exhibits

Exhibit 2.1 Agreement and Plan of Merger, dated April 25, 2007 by and between Knight Energy Corp., a Nevada corporation, and Knight Energy Corp., a Maryland corporation.

Exhibit 3.1  Amendment  to  the Articles of Incorporation  of
             Knight Energy Corp., a Nevada corporation, filed April 25, 2007 with the Secretary of State of the State of Nevada.

Exhibit 3.2 Articles of Incorporation of Knight Energy Corp., a Maryland corporation.

Exhibit 3.3  Bylaws of Knight Energy Corp., a Maryland corporation.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 1, 2007          KNIGHT ENERGY CORP.



                            By: /s/ William J. Bosso
                               -------------------------------------
                               William J. Bosso,
                               President and Chief Executive Officer

                          Exhibit Index
                          -------------

Exhibit 2.1 Agreement and Plan of Merger, dated April 25, 2007 by and between Knight Energy Corp., a Nevada corporation, and Knight Energy Corp., a Maryland corporation.

Exhibit 3.1  Amendment  to  the Articles of Incorporation  of
             Knight Energy Corp., a Nevada corporation, filed April 25, 2007 with the Secretary of State of the State of Nevada.

Exhibit 3.2 Articles of Incorporation of Knight Energy Corp., a Maryland corporation.

Exhibit 3.3  Bylaws of Knight Energy Corp., a Maryland corporation.